Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Janus Capital Group, Inc. and the effectiveness of Janus Capital Group, Inc.’s internal control over financial reporting dated February 24, 2016, appearing in the Annual Report on Form 10-K of Janus Capital Group, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Denver, Colorado

August 2, 2016